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                    SECOND LIMITED WAIVER AND AMENDING AGREEMENT

       THIS SECOND LIMITED WAIVER AND AMENDING AGREEMENT (this "Agreement"), dated as of July 24, 1999, is made by and between (i) BATTLE MOUNTAIN CANADA LTD. (the "Borrower") and (ii) CANADIAN IMPERIAL BANK OF COMMERCE (the "Bank").

                                    WITNESSETH:

       WHEREAS, the Borrower and the Bank are party to a reducing term credit facility agreement (the "Credit Facility") dated September 30, 1997, pursuant to which the Bank made a loan to the Borrower in the aggregate principal amount of U.S.$145,000,000; and

       WHEREAS, the Borrower and the Bank are party to a Limited Waiver and Amending Agreement (the "First Waiver and Amendment") dated as of April 30, 1999 pursuant to which the Bank waived certain provisions of the Credit Facility, and the Borrower and the Bank agreed to amend certain provisions of the Credit Facility; and

       WHEREAS, the Borrower has requested the Bank, and the Bank is willing, to extend certain of the waivers provided pursuant to the First Waiver and Amendment; and

       WHEREAS, the Borrower has requested the Bank, and the Bank is willing, to amend certain provisions of the Credit Facility, all as more fully set forth herein; and

       WHEREAS, all capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Credit Facility;

       NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                     ARTICLE 1
                                  LIMITED WAIVERS

SECTION 1.01   WAIVER OF RESERVE TAIL REQUIREMENT.

(a) The Borrower has requested that the Bank waive, until and including July 31, 2000, the requirement set forth in Annex III to the Credit Facility that the Borrower shall at all times maintain a minimum "Reserve Tail" of at least 676,000 ounces of proven and probable recoverable gold reserves.

(b) The Bank hereby (i) waives, until and including July 31, 2000, the requirement set forth in Annex III to the Credit Facility that the Borrower shall at all times maintain a minimum "Reserve Tail" of at least 676,000 ounces of proven and probable recoverable


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       gold reserves, and (ii) acknowledges and accepts that the compliance certificates delivered by the Borrower after the date hereof will reflect the terms of this Agreement.

SECTION 1.02   WAIVER OF TANGIBLE NET WORTH REQUIREMENT.

(a) The Borrower has requested that the Bank waive, until and including July 31, 2000, the requirement set forth in Annex III to the Credit Facility that the Borrower shall maintain minimum adjusted tangible net worth of U.S.$200 million plus an amount equal to 50% of cumulative unconsolidated net income of the Borrower, if positive, after September 30, 1997;

(b) The Bank hereby (i) waives, until and including July 31, 2000, the requirement set forth in Annex III to the Credit Facility that the Borrower shall maintain minimum adjusted net worth of U.S.$200 million plus an amount equal to 50% of cumulative unconsolidated net income of the Borrower, if positive, after September 30, 1997, and (ii) acknowledges and accepts that compliance certificates delivered by the Borrower after the date hereof will reflect the terms of this Agreement.

SECTION 1.03   WAIVER OF TOTAL DEBT TO TOTAL CAPITALIZATION RATIO.

(a) The Borrower has requested that the Bank waive, until and including July 31, 2000, the requirement set forth in Annex III to the Credit Facility that the Borrower shall maintain a maximum Total Debt to Total Capitalization Ratio of 0.45:1;

(b) The Bank hereby (i) waives, until and including July 31, 2000, the requirement set forth in Annex III to the Credit Facility that the Borrower shall maintain a maximum Total Debt to Total Capitalization Ratio of 0.45:1, and (ii) acknowledges and accepts that the compliance certificates delivered by the Borrower after the date hereof will reflect the terms of this Agreement.

SECTION 1.04   WAIVER OF AUDITED FINANCIAL STATEMENTS REQUIREMENT.

(a) The Borrower has requested that the Bank waive, until and including July 31, 1999, the requirement set forth in Annex VI to the Credit Facility that the annual unconsolidated financial statements of the Borrower to be delivered to the Bank within 120 days after the end of each fiscal year be audited and accompanied by a report and opinion of the Borrower's auditors.

(b) The Bank hereby (i) waives, until and including August 30, 1999, the requirement set forth in Annex VI to the Credit Facility that the annual unconsolidated financial statements of the Borrower to be delivered to the Bank within 120 days after the end of each fiscal year be audited and accompanied by a report and opinion of the Borrower's auditors, provided that the financial statements that are so delivered are certified correct by the chief financial officer, treasurer or controller of the Borrower (it being acknowledged that the classification of the Term Loans as long term debt or short term


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       debt remains to be determined); (ii) accepts that, until and including
       July 31, 1999, the certification of quarterly unaudited unconsolidated financial statements by the chief financial officer, treasurer or controller of the Borrower need not address whether the Term Loans are properly classified therein; and (iii) acknowledges and accepts that the compliance certificates delivered by the Borrower after the date hereof will reflect the terms of this Agreement.

                                     ARTICLE 2
                                     AMENDMENT

SECTION 2.01   APPROVAL BY BOARD OF DIRECTORS.

(a) The Borrower has requested that the Agreement be amended with respect to the requirements set forth in subparagraph (a)(iii) of Annex VI to the Credit Facility.

(b) Subparagraph (a)(iii) of Annex VI to the Credit Facility is amended to read as follows:

       (iii) its annual operating budget (which shall be approved by the Board of Directors of the Borrower) and a financial forecast for the then-current year as well as extending two years beyond the Final Repayment Date (which shall be approved by the President and the chief financial officer, treasurer or controller of the Borrower),

SECTION 2.02   REDUCTION IN BANK EXPOSURE.

(a) Annex VII to the Credit Facility is hereby amended by deleting current paragraph (11) thereof and replacing it with the following:

       (11) negotiate with the Bank in good faith to establish new terms and conditions for the Credit Facility by August 31, 1999; such new terms and conditions shall be satisfactory to the Bank, in its sole discretion, acting reasonably, and will include, without limitation (a) the provision by the Borrower of first-ranking security over its assets by way of floating charge debenture or other suitable instrument; (b) the pledge of not less than U.S.$40,000,000 of cash collateral; (c) the confirmation of the Borrower's existing pledge of its shares of Niugini; (d) the assignment of the economic benefit of all hedge contracts entered into by or on behalf of the Borrower; (e) the establishment of a new amortization schedule; (f) the establishment of new covenants, including financial covenants; and (g) the establishment of new arrangements with respect to shareholder distributions and other inter-company dealings. If such new terms and conditions are not established by August 31, 1999, then the principal amount owing by the Borrower to the Bank under the Term Loan shall be reduced to an amount not exceeding U.S.$27,200,000 on terms satisfactory to the Bank (it being acknowledged that such reduction may occur as a result of a repayment of the Term Loan or as a


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               result of an assignment by the Bank of a portion of the Term
               Loan, provided that such assignment is made to an assignee satisfactory to the Bank and on terms and conditions satisfactory to the Bank).

(b) Annex IX to the Credit Facility is hereby amended by deleting the current paragraph (15) thereof and replacing it with the following:

       (15) if, by August 31, 1999, (A) the Borrower and the Bank have not executed and delivered definitive documentation with respect to the terms and conditions contemplated by paragraph (11) of Annex VII to the Credit Facility (and the Borrower has not satisfied all closing conditions thereunder), or (B) the amount owing by the Borrower to the Bank under the Term Loan has not been reduced to an amount not exceeding U.S.$27,200,000 on terms satisfactory to the Bank (it being acknowledged that such reduction may occur as a result of a repayment of the Term Loan or as a result of an assignment by the Bank of a portion of the Term Loan, provided that such assignment is made to an assignee satisfactory to the Bank and on terms and conditions satisfactory to the Bank).

(c) The Borrower agrees that, from January 1, 1999, the Applicable Margins shall be the highest margins shown on the pricing grid in Annex II of the Credit Facility.

                                     ARTICLE 3
                                   MISCELLANEOUS

SECTION 3.01 WAIVER CONDITIONS. This Agreement shall not become effective until (a) the Bank shall have received a copy of this Agreement, duly executed by the Borrower, (b) the Bank shall have received from the Borrower the amount of U.S.$154,400 (being the "ticking fee" contemplated by Section 2.02(e) of the First Waiver and Amendment), and (c) the Parent shall have executed and delivered to the Bank the letter attached hereto.

SECTION 3.02 NO OTHER MODIFICATION. This Agreement supersedes and replaces the First Waiver and Amendment. Except as expressly provided herein, the Credit Facility shall be unchanged and shall remain in full force and effect. The Credit Facility, as amended by this Agreement, is hereby confirmed by the Borrower and the Bank.

SECTION 3.03 NO IMPLICIT WAIVER. The waivers set forth in this Agreement shall not be deemed a waiver by the Bank of any other provisions of the Credit Facility, and no course of dealing and no failure or delay by the Bank in exercising any right, power or remedy under the Credit Facility shall operate as a waiver thereof or otherwise prejudice the Bank's rights, powers or remedies.

SECTION 3.04 BINDING ON SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. For greater certainty, the references to "Bank" in Section 2.02 hereof mean Canadian Imperial Bank of Commerce and not any assignee of Canadian Imperial Bank of Commerce.


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SECTION 3.05   COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Agreement may be executed and delivered by facsimile, and the recipient of the other party's facsimile signature page may treat such page as an original signature page.

SECTION 3.06 GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario.

       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered on its behalf by its duly authorized representative on the date first above written.

BATTLE MOUNTAIN CANADA LTD.

By:    /s/ Phillips S. Baker
       ---------------------------------------
Name:    Phillips S. Baker, Jr.
Title:   Vice-President

By:
Name:
Title:

CANADIAN IMPERIAL BANK OF COMMERCE

By:    /s/ D. T. Clee
       ---------------------------------------
Name: D. T. Clee
Title: Managing Director